Exhibit 10.8
                             EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT made as of December 12, 2005, between MID-WISCONSIN FINANCIAL SERVICES, INC., its successors and assigns (the "Company") and JAMES WARSAW (the "Executive") is hereby amended as of July 25, 2007, by adding paragraph 17 solely to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code").

                                   RECITALS

      The Company and the Executive acknowledge the following:

      A. The Executive has valuable expertise and experience in the Company's business which will enable him to provide valuable business and management services to the Company.

      B. The Company desires to employ the executive and the executive desires to accept such employment on the terms and conditions set forth in this Agreement.

      C. The Executive's employment is expressly conditioned upon entering into this Agreement and the Company will not employ the Executive absent his execution of this Agreement.

                                  AGREEMENTS

      In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:
      1. EMPLOYMENT. The Company employs the Executive and the Executive accepts employment with the Company on the terms and conditions set forth in this Agreement.

      2. TERM. The term of the Executive's employment shall commence on the date of this Agreement and continue until December 12, 2008, unless sooner terminated in accordance with the terms hereof (the "Employment Period").

      3. DUTIES. The Executive shall serve as President and Chief Executive Officer of the Company and will, under the direction of the Board of Directors of the Company, faithfully and to the best of his ability perform the duties assigned to him from time to time by the Board of Directors. The Executive agrees to devote his entire business time, effort, skill and attention to the discharge of such duties while employed by the Company. During the Employment Period, Executive shall be appointed to the Board of Directors of the Mid-Wisconsin Bank (the "Bank") and shall also be nominated for election to the Board of Directors of the Company at the Company's annual meeting of shareholders. Executive shall not receive a separate fee for sitting on the Board of Directors of the Company or the Bank. Executive may also be appointed to assume the duties of President of the Bank.

      4. COMPENSATION. The Executive shall receive a base salary of $230,000 per year ("Base Salary") for all duties performed on behalf of the Company, the Bank and their affiliates, which will be payable in regular installments in accordance with the Company's regular payroll practices and which will be subject to ordinary tax withholding and all required deductions. Except as otherwise provided, the Company's obligation to pay Base Salary shall terminate upon termination of this Agreement.

      5.  BENEFITS.

            (a) INSURANCE. The Executive shall be eligible to participate in any group health, life, dental, or other group insurance plan offered by the Company to its executive employees, subject to the terms, provisions and limitations of such plans or programs, during the Employment Period. The Executive shall pay any required employee contribution for such plans.

            (b) REIMBURSEMENT FOR REASONABLE BUSINESS EXPENSES. The Company shall reimburse the Executive for reasonable expenses incurred by him in connection with the performance of his duties pursuant to this Agreement, which are consistent with the Company's policies in effect from time to time, including, but not limited to, travel expenses, expenses in connection with seminars, professional conventions or similar professional functions and other reasonable business expenses. The Executive agrees to provide the Company with receipts and/or documentation sufficient to permit the Company to take its full business expense deduction.

            (c) AUTOMOBILE. The Company agrees to reimburse the Executive for an amount to be agreed upon by the Executive and the Company for the lease of a vehicle by the Executive. In the alternative, the Company and the Executive may agree that the Company will purchase a mutually agreeable vehicle for the exclusive use of the Executive. Additionally, the Company will pay for the gas used for business purposes. All maintenance and insurance expense for the automobile is the responsibility of the Company. The vehicle will be used in accordance with all Company policies and procedures.

            (d) RELOCATION. The Company will pay reasonable and necessary relocation expenses which will include visits to the Wausau area to look at new real estate, transportation costs for Executive and his family, costs of moving household furniture and furnishings, and the reasonable costs for interim housing for up to six months while Executive looks for permanent housing in the Wausau area. The Executive will obtain quotes from two moving companies acceptable to him and the Company, and will engage the company which provides the lower cost proposal.

            (e) VACATION. The Executive shall be entitled to four weeks of paid vacation annually, which must be used during the applicable year and not rolled over to subsequent years. The Executive and the Company shall mutually determine the time and intervals of such vacation.

            (f) STOCK PURCHASE. Executive shall be entitled to purchase from the Company up to 20,000 shares of the Company common stock at a purchase price equal to the fair market value of shares on the date of purchase, based on the purchase price currently offered by the Company for the repurchase of its shares which equals $36.00 per share. Executive shall be entitled to exercise this purchase right until February 15, 2006. Any shares which remain unpurchased after this date shall no longer be eligible for purchase.
Executive acknowledges and agrees that such shares will be unregistered and will not be eligible for transfer, except as provided by applicable securities laws.

            (g) OPTIONS. The Company will grant to the Executive options to purchase 7,500 shares of common stock (the "Options") of the Company pursuant to the Mid-Wisconsin Financial Services, Inc. 1999 Stock Option Plan. The Options shall vest at a rate equal to 20% of the outstanding Options annually, beginning on the first anniversary of the date of this Agreement. The Options shall have an exercise price of $36.00 per share.

            (h) BONUSES. The Executive will participate in a cash bonus plan which will provide for a target bonus equal to 30% of his Base Salary and a maximum bonus equal to 50% of his Base Salary. The criteria for receiving the bonus will be agreed to annually by the Executive and the Board of Directors of the Company. The criteria shall be based 80% on Company and Bank-wide criteria and 20% shall be based on achieving individual goals set by the Board of Directors and the Executive.

            (i) OTHER BENEFITS. Executive shall also be eligible to receive fringe benefits and to participate in any other retirement or welfare benefit plan or program generally offered by the Company to its executive employees, subject to the terms, provisions and limitations of such plans or programs during the Employment Period.

      6.  TERMINATION OF EMPLOYMENT.

            (a) TERMINATION OF THE EMPLOYMENT. The employment of the Executive shall be terminated before the originally anticipated end of the Employment Period (i) upon the Executive's death or Disability; (ii) upon the delivery to the Company of the Executive's written notice of resignation or (iii) upon the delivery to the Executive of the Company's written notice of termination with or without Cause or specified reason.

            (b)  DEFINITIONS.

                  (i) For purposes of this Agreement, "Disability" shall mean [a] a physical or mental condition which qualifies as a total and permanent disability under the terms of any plan or policy maintained by the Company and for which the Executive is eligible to receive benefits under such plan or disability policy, or [b] if the Executive does not participate in a disability plan, or is not covered by a disability policy, of the Company, "Disability" means the permanent and total inability of a participant by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him or her, if a medical doctor selected or approved by the Board of Directors, and knowledgeable in the field of such infirmity, advises the Company either that it is not possible to determine when such Disability will terminate or that it appears probable that such Disability will continue for a period of at least one year.

                  (ii) For purposes of this Agreement, "Cause" shall mean any one or more of the following on the part of the Executive: [a] the commission of an act which results in a payment of a claim filed by the Company or the Bank under a blanket banker fidelity bond policy as from time to time and at any time maintained; [b] an intentional and willful failure to substantially perform his duties; [c] willful misconduct in the course of the Executive's employment which is demonstrably and materially injurious to the Company or the Bank; [d] breach of a fiduciary duty involving personal profit or acts or omissions of personal dishonesty, including, but not limited to, commission of any crime of theft, embezzlement, misapplication of funds, unauthorized issuance of obligations, or false entries; [e] any intentional, reckless, or negligent act or omission to act which results in the violation by the Executive of any policy established by the Company or the Bank which is designed to insure compliance with applicable banking, securities, employment discrimination laws, except any act done by the Executive in good faith, as determined in the reasonable discretion of the Board of Directors, or which results in a violation of such policies or law which is, in the reasonable sole discretion of such Board of Directors, immaterial; [f] material breach of the terms of this Agreement by the Executive, which remains uncured after 15 days' notice from the Company; or [g] failure of the Company to meet the objectives set forth on Exhibit A for any one-year period.

                  (iii) For purposes of this Agreement, "Change of Control" shall mean:

                        [a]   the acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either [i] the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or [ii] the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: [i] any acquisition directly from the Company, [ii] any acquisition by the Company, [iii] any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or [iv] any acquisition by any corporation pursuant to a transaction which complies with clauses [i], [ii] and [iii] of subsection [c] of this definition; or

                        [b] individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or
                        [c] approval by the stockholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, [i] all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; [ii] no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and [iii] at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

                        [d]  approval by the stockholders of the Company of
(i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, [i] more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; [ii] less than 30% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 30% or more of the Outstanding Common Stock or Outstanding Voting Securities prior to the sale or disposition; and [iii] at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board of Directors of the Company.

            (c) TERMINATION BY THE COMPANY FOR CAUSE, DEATH OR DISABILITY, OR RESIGNATION BY THE EXECUTIVE. In the event of termination of the Executive's employment by the Company for Cause, death or Disability, or the resignation by the Executive, payments of the Executive's Base Salary shall be prorated to the date of termination. The Company shall have no further obligation to the Executive, except to the extent such obligations may be imposed by applicable law or under the terms of a Company plan or program in which Executive is a participant.
            (d) TERMINATION WITHOUT CAUSE. If the Executive's employment is terminated by the Company for any reason other than for Cause, Disability or death, or if this Agreement is terminated by the Company for what the Company believes is Cause and it is ultimately determined by a court of competent jurisdiction that the Executive was terminated without Cause, the Executive shall receive as severance for such termination an amount equal to one year's then Base Salary; provided, however, that if such termination occurs within one year after the occurrence of, or in contemplation of, a Change in Control, then Executive shall be entitled to receive $650,000 (without gross up for taxes or any other amounts). Such payments shall be made in accordance with normal payroll practices of the Company from the date of termination to the first anniversary of the date of termination; provided, however, that if such payment is equal to $650,000 as provided in the prior sentence, such amount shall be paid from the termination date to the third anniversary of the termination date. During the 18-month period following a termination under this paragraph 6(d), the Company shall also reimburse the Executive for amounts paid, if any, to continue medical, dental and health coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act. The Company shall have no further obligation to the Executive except to the extent such obligations may be imposed by applicable law or under the terms of a Company plan or program in which Executive is a participant.

      7. NON-COMPETITION/NON-SOLICITATION/CONFIDENTIAL INFORMATION. Executive acknowledges that the development of personal contacts and relationships is an essential element of the Company's and the Bank's business, that the Company and the Bank have invested considerable time and money in development of such contacts and relationships, that the Company and the Bank could suffer irreparable harm if he were to leave the Company's employment and solicit the business of customers of the Company or the Bank and that it is reasonable to protect the Company and the Bank against competitive activities by Executive. Executive covenants and agrees, in recognition of the foregoing and in consideration of the mutual promises contained herein, that in the event of a termination of his employment with the Company, Executive shall not accept employment with any Significant Competitor of the Company for a period of eighteen (18) months following such termination. For purposes of this Agreement, the term "Significant Competitor" means any financial institution including, but not limited to, any trust company, bank, savings and loan association, credit union, or mortgage company which, at the time of termination of Executive's employment with the Company or during the period of this covenant not to compete, has a home, branch or other office within a 25-mile radius of any office operated or maintained by the Company or the Bank (the "Territory").

            Executive agrees that during the term of his employment with the Company, and for a term of eighteen (18) months thereafter, he will not, directly or indirectly, within the Territory, on behalf of himself or on behalf of any other individual or entity, as an agent or otherwise contact, influence or encourage any of the customers of the Company or the Bank, of which Executive has knowledge or based on his capacity of employment for the Company or the Bank should reasonably have had knowledge, for the purpose of soliciting business or inducing such customer to acquire any product or service that is provided by the Company or the Bank from any entity other than the Company or the Bank.

            Executive agrees that during the term of his employment with the Company, and for a period of eighteen (18) months thereafter, he will not, directly or indirectly, encourage, induce, or entice any employee of the Company or the Bank to leave the employment of the Company or the Bank.

            Executive agrees that the non-competition and non solicitation provisions set forth herein are necessary for the protection of the Company and its affiliates and are reasonably limited as to (a) the scope of activities affected, (b) their duration and geographic scope, and (c) their effect on Executive and the public. In the event Executive violates the non-competition and non-solicitation provisions set forth herein, the Company shall be entitled, in addition to its other legal remedies, to enjoin the employment of Executive with any Significant Competitor for the period set forth herein. If Executive violates this covenant and the Company brings legal action for injunctive or other relief, the Company shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the covenant shall be deemed to have the duration specified herein, computed from the date relief is granted, but reduced by any period between commencement of the period and the date of the first violation.

            Executive acknowledges that as a result of his employment with the Company or its affiliates, Executive has access to confidential information concerning the Company's business, customers and services. Executive agrees that during the Employment Period and for a period of 18 months subsequent thereto, he will not, directly or indirectly, whether in original, duplicated, computerized or other form, use, disclose or divulge to any person, agency, firm, corporation or other entity in the Territory any confidential or proprietary information, including, without limitation, customer lists, reports, files, manuals, training materials, records or information of any kind, or any other secret or confidential information pertaining to the products, services, customers or prospective customers, sales, technology and business affairs or methods of the Company or any of its affiliates (collectively "Confidential Information") which Executive acquires or has access to during the Employment Period. Notwithstanding the foregoing, Confidential Information shall not include (i) information which becomes generally available to the public through no fault of the Executive or
(ii) information that no longer provides benefit to the Company or its affiliates. Executive agrees that he will not at any time either during or subsequent to his employment with the Company remove Confidential Information, in any form whatsoever, from the premises or data base of the Company or its affiliates, except as required in the ordinary course of business as is necessary to perform Executive's duties or as required by applicable law. In the event of Executive's termination from employment from the Company for any reason, Executive shall immediately return all Confidential Information of the Company, including any original, computerized or duplicated records to the Company.
            Executive agrees that if he violates the covenants under this section, the Company shall be entitled to an accounting and repayments of all profits, compensation, commissions and other remuneration or benefits which the Executive has realized or may realize as the result of or in connection with any such violation. Executive further agrees that money damages may be difficult to ascertain in case of a breach of this covenant, and Executive therefore agrees that the Company or its affiliates shall be entitled to injunctive relief in addition to any other remedy to which the Company or its affiliates may be entitled.

      8. COMMON LAW OF TORTS AND TRADE SECRETS. The parties agree that nothing in this Agreement shall be construed to limit or negate the statutory or common law of torts or trade secrets where it provides the Company with broader protection than that provided herein.

      9. SPECIFIC PERFORMANCE. The Executive acknowledges and agrees that irreparable injury to the Company may result in the event the Executive engages in any act in violation of the provisions of section 7 and that the remedy at law for the breach of any such covenant will be inadequate, the Executive agrees that the Company shall be entitled, in addition to such other remedies and damages as may be available to it by law or under this Agreement, to injunctive relief to enforce the provisions of section 7 without the necessity of providing a bond.

      10. WAIVER. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

      11. NOTICES. Any notice to be given hereunder shall be deemed sufficient if addressed in writing and delivered by registered or certified mail or delivered personally, in the case of the Company, to its principal business office and, in the case of the Executive, to his address appearing on the records of the Company, or to such other address as he may designate in writing to the Company.

      12. .SEVERABILITY. In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

      13. COMPLETE AGREEMENT. Except as otherwise expressly set forth herein, this document and other agreements of even dates herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      14. AMENDMENT. This Agreement may only be amended by an agreement in writing signed by all of the parties hereto.

      15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to principles of conflicts of laws.

      16. BENEFIT. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Company, its successors and assigns and the Executive, his heirs, beneficiaries and legal representatives.

      17. CODE SECTION 409A COMPLIANCE. Notwithstanding any other provision of this Agreement no severance benefit shall be paid pursuant to paragraph 6(d) if such payment would violate the requirements of Code Section 409A and cause the Executive to be subject to the interest and additional tax imposed pursuant to Code Section 409A(a)(1)(B), and any such payment otherwise provided for in such paragraph 6(d) shall be modified so that the timing will then comply with the requirements of Code Section 409A so as to preclude the application of Code
Section 409A(a)(1)(B). The modifications required by this paragraph include, but are not limited to, the following:

            (a) TERMINATION OF EMPLOYMENT. No severance payment shall be made prior to the date on which the Executive has incurred a termination of employment from the Company and each other member of the controlled group to which the Company belongs, as determined pursuant to Code 409A (the "Controlled Group").

            (b) SPECIFIED EMPLOYEE. If the Executive is a "Specified Employee" on the date of his termination of employment as determined pursuant to Code Section 409A, no payment which constitutes deferred compensation under Code Section 409A shall be made until the first payroll date which is not less than six months subsequent to the date of the Executive's termination of employment from the Company and each other member of the Controlled Group. For purposes of this paragraph 17(b), the Specified Employee identification date shall be December 31, and the Specified Employee effective date shall be April 1.


      IN WITNESS WHEREOF, the parties have executed or caused this Employment Agreement, as amended July 26, 2007.

                                    MID-WISCONSIN FINANCIAL SERVICES, INC.

                                    By:  WILLIAM A. WEILAND

                                    Its:  SECRETARY


                                    EXECUTIVE:

                                    JAMES F. WARSAW
                                    Name:  James F. Warsaw